SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2004

Commission File

No.  001-10253

TCF FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	41-1591444
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address and Zip Code of principal executive offices)

(612) 661-6500

(Registrant’s telephone number, including area code)

Item 5.    Other Events.

TCF National Bank (“TCF Bank”) a wholly-owned subsidiary of TCF Financial Corporation (“TCF”) will issue on June 14, 2004, $75 million of subordinated notes due 2014.  The notes bear interest at a fixed rate of 5.0% for the first five years and will reprice quarterly thereafter at the three-month LIBOR rate plus 1.63%. The notes may be redeemed by TCF Bank at par after five years and will qualify as Tier 2 or supplemental capital for regulatory purposes, subject to certain limitations.  TCF Bank will pay the proceeds from the offering to TCF to be used for general corporate purposes, which may include repurchases in the open market of TCF common stock.

Item 7.    Financial Statements and Exhibits

(c)          Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 8, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper, Chairman of the Board, Chief Executive Officer and Director

/s/ Neil W. Brown
Neil W. Brown, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President, Controller and Assistant Treasurer (Principal Accounting Officer)

Dated:   June 8, 2004